Exhibit 99.1

Immediate	Joseph L. Castle II
Castle Energy Corporation
(610) 992-9900

Castle Energy Changes Auditors

King of Prussia, PA, January 27, 2005 – Castle Energy Corporation* (Nasdaq: CECX) (the “Company”) announced today that its Audit Committee had dismissed KPMG LLP as the Company’s independent accountants and had appointed Grant Thornton LLP in that capacity. Mr. Joseph L. Castle II, Chairman and Chief Executive Officer, indicated there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, litigation risks, tax risks, risks related to the public market for the Company’s stock, as well as general business risks. Please refer to the Company’s Securities and Exchange Commission filings for additional information.

*Castle Energy Corporation is not affiliated with Castle Oil Corporation.

Castle Energy Corporation – 357 South Gulph Road – Suite 260 – King of Prussia, PA 19406